FOR IMMEDIATE RELEASE

Old Point Financial Corporation Declares Third Quarter Dividend

August 13, 2009, Hampton, VA Old Point Financial Corporation (“OPOF” – Nasdaq) has declared a quarterly dividend of $0.10 per share of common capital stock to be paid on September 30, 2009, to shareholders of record as of August 28, 2009.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 20 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.